Exhibit 99.1

CarGurus Announces First Quarter 2022 Results

First Quarter Highlights:

•
Total revenue of $430.6 million, an increase of 151% year-over-year
•
GAAP operating income of $26.7 million; non-GAAP operating income of $62.2 million
•
GAAP consolidated net income of $18.8 million; non-GAAP consolidated net income of $48.9 million
•
GAAP net loss attributable to common stockholders of ($62.1) million; non-GAAP net income attributable to common stockholders of $42.9 million
•
Cash, cash equivalents and short-term investments of $375.0 million and no debt
•
Consolidated Adjusted EBITDA of $65.7 million; Adjusted EBITDA of $58.0 million

CAMBRIDGE, MA: May 9, 2022 — CarGurus, Inc. (Nasdaq: CARG), a multinational, online automotive platform for buying and selling vehicles, today announced financial results for the first quarter ended March 31, 2022.

"2022 is off to a terrific start," said Jason Trevisan, Chief Executive Officer of CarGurus. "While macroeconomic factors continue to challenge the automotive industry, CarGurus remains at the forefront of providing innovative solutions to both our dealer partners and consumer audience during these dynamic times. In 2021, we transformed our business by acquiring CarOffer, launching CarGurus Instant Max Cash Offer and accelerating our digital retail capabilities. 2021 was the year of transformation for our business and 2022 is the year of activation in which we plan to execute on the potential built last year by activating Digital Deal on our platform, lighting up new geographies for CarGurus Instant Max Cash Offer, adding more dealers on CarOffer’s Buying Matrix, and introducing new bundling options across our different offerings."

Revenue

• Total revenue was $430.6 million, an increase of 151% compared to $171.4 million in the first quarter of 2021.

• Marketplace revenue was $163.3 million, an increase of 5% compared to $155.8 million in the first quarter of 2021.

• Wholesale revenue was $91.0 million, an increase of 559% compared to $13.8 million in the first quarter of 2021.

• Product revenue was $176.3 million, an increase of 9,896% compared to $1.8 million in the first quarter of 2021.

Operating Income

• GAAP operating income was $26.7 million, an increase of 3% compared to $25.8 million in the first quarter of 2021.

• Non-GAAP operating income was $62.2 million, an increase of 28% compared to $48.5 million in the first quarter of 2021.

Consolidated Net Income, Net (Loss) Income Attributable to Common Stockholders, Consolidated Adjusted EBITDA, & Adjusted EBITDA

• GAAP consolidated net income was $18.8 million during the quarter ended March 31, 2022, compared to $19.6 million during the quarter ended March 31, 2021.

• Non-GAAP consolidated net income was $48.9 million during the quarter ended March 31, 2022, compared to $38.9 million during the quarter ended March 31, 2021.

• GAAP net (loss) income attributable to common stockholders was ($62.1) million, or ($0.53) per fully diluted share, during the quarter ended March 31, 2022, compared to $22.4 million, or $0.19 per fully diluted share, during the quarter ended March 31, 2021.

• Non-GAAP net income attributable to common stockholders was $42.9 million, or $0.36 per fully diluted share, during the quarter ended March 31, 2022, compared to $39.1 million, or $0.33 per fully diluted share, during the quarter ended March 31, 2021.

• Consolidated Adjusted EBITDA, a non-GAAP metric, was $65.7 million for the quarter ended March 31, 2022, compared to $50.5 million for the quarter ended March 31, 2021.

• Adjusted EBITDA, a non-GAAP metric, was $58.0 million for the quarter ended March 31, 2022, compared to $50.6 million for the quarter ended March 31, 2021.

Balance Sheet and Cash Flow

• As of March 31, 2022, CarGurus had cash, cash equivalents and short-term investments of $375.0 million and no debt.

• CarGurus generated $93.1 million in cash from operations and $89.3 million in free cash flow, a non-GAAP metric, during the first quarter of 2022, compared to having generated $43.9 million in cash from operations and $41.7 million in free cash flow during the first quarter of 2021.

First Quarter Business Metrics(1)

• Total paying dealers were 30,867 at March 31, 2022, a decrease of (1%) compared to 31,213 at March 31, 2021. Of the total paying dealers at March 31, 2022, U.S. and International accounted for 24,219 and 6,648, respectively, compared to 24,371 and 6,842, respectively, at March 31, 2021.

• Quarterly Average Revenue per Subscribing Dealer (“QARSD”) in the U.S. was $5,713 as of March 31, 2022, an increase of 5% compared to $5,466 as of March 31, 2021.

• QARSD in International markets was $1,556 as of March 31, 2022, an increase of 40% compared to $1,113 as of March 31, 2021.

• Website traffic and consumer engagement metrics for the first quarter of 2022 were as follows:

o
U.S. average monthly unique users were 31.1 million, a decrease of (15%) compared to 36.3 million in the first quarter of 2021.
o
U.S. average monthly sessions were 84.9 million, a decrease of (6%) compared to 90.7 million in the first quarter of 2021.
o
International average monthly unique users were 6.9 million, a decrease of (13%) compared to 7.9 million in the first quarter of 2021.
o
International average monthly sessions were 15.8 million, a decrease of (13%) compared to 18.2 million in the first quarter of 2021.

(1)
CarOffer is excluded from the metrics presented for paying dealers, QARSD, users and sessions.

Second Quarter 2022 Guidance

CarGurus anticipates total revenue, non-GAAP operating income, and non-GAAP earnings per share to be in the following ranges for the second quarter 2022:

•	Total revenue	$480 million to $510 million
•	Non-GAAP operating income	$44 million to $52 million
•	Non-GAAP EPS	$0.26 to $0.29

The second quarter 2022 non-GAAP earnings per share calculation assumes 119.5 million diluted weighted-average common shares outstanding. This assumed number of shares outstanding excludes the potential dilution from CarGurus utilizing its equity as the sole form of consideration to purchase the remaining 49% interest in CarOffer, which is assumed for accounting purposes. As of March 31, 2022, there were 7.9 million potentially dilutive shares related to the potential future purchase of the remaining 49% interest in CarOffer, all of which have been excluded from the calculation of the second quarter 2022 non-GAAP earnings per share calculation as they were anti-dilutive as of such date.

The assumptions that are built into guidance for the second quarter 2022 regarding our pace of paid dealer acquisition, churn, and expansion activity for the relevant period are based on recent market behaviors and industry conditions. Guidance for the second quarter 2022 excludes the effects of significant COVID-19 resurgences, including the reintroduction of lockdowns and/or a slowed pace of recovery, or other macro-level industry issues that result in dealers and consumers materially changing their recent market behaviors or that cause us to enact measures to assist dealers, such as offering fee reductions or waivers as we have done from time to time during the COVID-19 pandemic. Guidance also excludes adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and any potential impact of foreign currency exchange gains or losses.

CarGurus has not reconciled its guidance for non-GAAP operating income to GAAP operating income or non-GAAP consolidated EPS to GAAP consolidated EPS because stock-based compensation, amortization of intangible assets, acquisition-related expenses, and adjustments to the carrying value of redeemable noncontrolling interests resulting from changes in the redemption value of such interests, the reconciling items between such GAAP and non-GAAP financial measures, cannot be reasonably predicted due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, including adjustments to the carrying value of redeemable noncontrolling interests resulting from potential changes in the redemption value of such interests, and therefore cannot be determined without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this release, please see the reconciliations of GAAP financial measures to non-GAAP financial measures and the section titled “Non-GAAP Financial Measures and Other Business Metrics” below.

Conference Call and Webcast Information

CarGurus will host a conference call and live webcast to discuss its first quarter ended 2022 financial results and business outlook at 5:00 p.m. Eastern Time today, May 9, 2022. To access the conference call, dial (877) 451-6152 for callers in the U.S. or Canada, or (201) 389-0879 for international callers. The webcast will be available live on the Investors section of CarGurus’ website at https://investors.cargurus.com.

An audio replay of the call will also be available to investors beginning at approximately 8:00 p.m. Eastern Time today, May 9, 2022, until 11:59 p.m. Eastern Time on May 23, 2022, by dialing (844) 512-2921 for callers in the U.S. or Canada, or (412) 317-6671 for international callers, and entering passcode 13727782. In addition, an archived webcast will be available on the Investors section of CarGurus’ website at https://investors.cargurus.com.

Investor Day 2022

CarGurus is hosting an Investor Day on May 25, 2022, from 1:00 p.m. to 5:00 p.m. Eastern Time in Boston, MA. A live webcast of the Investor Day presentations will be accessible from the Investors section of CarGurus' website at

https://investors.cargurus.com, and an archive of the presentations will be available there following the event. Investment professionals who wish to attend in person should contact investors@cargurus.com, as space is limited.

About CarGurus

CarGurus (Nasdaq: CARG) is a multinational, online automotive platform for buying and selling vehicles that is building upon its industry-leading listings marketplace with both digital retail solutions and the CarOffer online wholesale platform. The CarGurus marketplace gives consumers the confidence to purchase or sell a vehicle either online or in-person, and it gives dealerships the power to accurately price, effectively market, instantly acquire and quickly sell vehicles, all with a nationwide reach. The company uses proprietary technology, search algorithms and data analytics to bring trust, transparency, and competitive pricing to the automotive shopping experience. CarGurus is the most visited automotive shopping site in the U.S. (source: Comscore Media Metrix® Multi-Platform, Automotive – Information/Resources, Total Visits, Q1 2022, U.S., as of May 9, 2022).

CarGurus also operates online marketplaces under the CarGurus brand in Canada and the United Kingdom. In the United States and the United Kingdom, CarGurus also operates the Autolist and PistonHeads online marketplaces, respectively, as independent brands.

To learn more about CarGurus, visit www.cargurus.com, and for more information about CarOffer, visit www.caroffer.com.

CarGurus® is a registered trademark of CarGurus, Inc., and CarOffer® is a registered trademark of CarOffer, LLC. All other product names, trademarks and registered trademarks are property of their respective owners.

© 2022 CarGurus, Inc., All Rights Reserved.

Cautionary Language Concerning Forward-Looking Statements

This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, statements regarding: our future financial and business performance for the second quarter 2022; our belief that the presentation of non-GAAP financial measures and other business metrics is helpful to our investors; our expectations for our business, products and growth strategies in 2022; and the impact of the COVID-19 pandemic and other macro-level issues on our industry, business and financial results, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “guide,” “intend,” “likely,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to: our growth and ability to grow our revenue; our relationships with dealers; competition in the markets in which we operate; market growth; our ability to innovate; our ability to realize benefits from our acquisitions and successfully implement the integration strategies in connection therewith; natural disasters, epidemics or pandemics, like COVID-19 that has negatively impacted our business; global supply chain challenges, the semiconductor chip shortage and other macroeconomic issues; our ability to operate in compliance with applicable laws, as well as other risks and uncertainties as may be detailed from time to time in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q and other reports we file with the Securities and Exchange Commission. Moreover, we operate in very competitive and rapidly changing environments. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee that future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no duty to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	At March 31, 2022	At December 31, 2021
Assets
Current assets
Cash and cash equivalents	$315,005	$231,944
Investments	60,000	90,000
Accounts receivable, net of allowance for doubtful accounts of $405 and $420, respectively	144,718	189,324
Inventory	20,992	19,656
Prepaid expenses, prepaid income taxes and other current assets	17,407	16,430
Deferred contract costs	8,731	9,045
Restricted cash	5,866	6,709
Total current assets	572,719	563,108
Property and equipment, net	33,101	32,210
Intangible assets, net	76,161	83,915
Goodwill	157,998	158,287
Operating lease right-of-use assets	57,359	60,609
Restricted cash	9,627	9,627
Deferred tax assets	26,439	13,378
Deferred contract costs, net of current portion	6,327	5,867
Other non-current assets	6,074	4,573
Total assets	$945,805	$931,574
Liabilities, redeemable noncontrolling interest and stockholders’ equity
Current liabilities
Accounts payable	$61,873	$66,153
Accrued expenses, accrued income taxes and other current liabilities	61,755	78,586
Deferred revenue	12,776	12,784
Operating lease liabilities	12,503	13,186
Total current liabilities	148,907	170,709
Operating lease liabilities	54,359	57,519
Deferred tax liabilities	28	58
Other non–current liabilities	37,896	23,639
Total liabilities	241,190	251,925
Redeemable noncontrolling interest	239,750	162,808
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Class A common stock, $0.001 par value per share; 500,000,000 shares authorized; 102,142,545 and 101,773,034 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	102	102
Class B common stock, $0.001 par value per share; 100,000,000 shares authorized; 15,999,173 and 15,999,173 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	16	16
Additional paid-in capital	398,471	387,868
Retained earnings	67,168	129,258
Accumulated other comprehensive loss	(892)	(403)
Total stockholders’ equity	464,865	516,841
Total liabilities, redeemable noncontrolling interest and stockholders’ equity	$945,805	$931,574

Unaudited Condensed Consolidated Income Statements

(in thousands, except share and per share data)

	Three Months Ended
	March 31,
	2022	2021
Revenue
Marketplace	$163,289	$155,800
Wholesale	90,994	13,803
Product	176,325	1,765
Total revenue	430,608	171,368
Cost of revenue (1)
Marketplace	12,209	10,988
Wholesale	58,182	11,126
Product	178,342	1,944
Total cost of revenue	248,733	24,058
Gross profit	181,875	147,310
Operating expenses:
Sales and marketing	87,581	68,174
Product, technology, and development	30,653	25,164
General and administrative	33,121	20,514
Depreciation and amortization	3,861	7,667
Total operating expenses	155,216	121,519
Income from operations	26,659	25,791
Other (expense) income, net	(119)	222
Income before income taxes	26,540	26,013
Provision for income taxes	7,702	6,462
Consolidated net income	18,838	19,551
Net loss attributable to redeemable noncontrolling interest	(1,072)	(2,810)
Net income attributable to CarGurus, Inc.	19,910	22,361
Accretion of redeemable noncontrolling interest to redemption value	82,000	—
Net (loss) income attributable to common stockholders	$(62,090)	$22,361
Basic	$(0.53)	$0.19
Diluted	$(0.53)	$0.19
Weighted-average number of shares of common stock used in computing net (loss) income per share attributable to common stockholders:
Basic	118,031,325	116,316,464
Diluted	118,031,325	117,249,365
(1) Includes depreciation and amortization expense for the three months ended March 31, 2022 and 2021 of $7,324 and $999, respectively.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Operating Activities
Consolidated net income	$18,838	$19,551
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	11,185	8,666
Currency loss (gain) on foreign denominated transactions	84	(51)
Deferred taxes	(13,091)	60
Provision for doubtful accounts	150	379
Stock-based compensation expense	14,147	14,360
Amortization of deferred contract costs	2,806	3,195
Changes in operating assets and liabilities:
Accounts receivable, net	39,973	(2,423)
Inventory	(1,336)	(565)
Prepaid expenses, prepaid income taxes, and other assets	(2,127)	(1,652)
Deferred contract costs	(2,997)	(3,494)
Accounts payable	(4,062)	4,876
Accrued expenses, accrued income taxes, and other liabilities	30,087	(1,632)
Deferred revenue	(5)	2,857
Lease obligations	(592)	(265)
Net cash provided by operating activities	93,060	43,862
Investing Activities
Purchases of property and equipment	(1,230)	(1,227)
Capitalization of website development costs	(2,506)	(966)
Cash paid for acquisitions, net of cash acquired	—	(65,899)
Maturities of certificates of deposit	30,000	—
Net cash provided by (used in) investing activities	26,264	(68,092)
Financing Activities
Proceeds from exercise of stock options	680	258
Payment of finance lease obligations	(19)	(10)
Payment of withholding taxes and option costs on net share settlement of restricted stock units and stock options	(5,430)	(5,041)
Repayment of line of credit	—	(14,250)
Payment of tax distributions to redeemable noncontrolling interest holders	(8,519)	—
Payments received in advance from (payments made to) third party payment processor	(23,606)	—
Net cash used in financing activities	(36,894)	(19,043)
Impact of foreign currency on cash, cash equivalents, and restricted cash	(212)	(119)
Net increase (decrease) in cash, cash equivalents, and restricted cash	82,218	(43,392)
Cash, cash equivalents, and restricted cash at beginning of period	248,280	200,926
Cash, cash equivalents, and restricted cash at end of period	$330,498	$157,534

Unaudited Reconciliation of GAAP Operating Income to Non-GAAP Operating Income and GAAP Operating Margin to Non-GAAP Operating Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2022	2021
GAAP operating income	$26,659	$25,791
Stock-based compensation expense	27,842	15,393
Amortization of intangible assets	7,705	6,646
Acquisition-related expenses	—	644
Non-GAAP operating income	$62,206	$48,474

GAAP operating margin	6%	15%
Non-GAAP operating margin	14%	28%

Unaudited Reconciliation of GAAP Consolidated Net Income to Non-GAAP Net Income Attributable to Common Stockholders

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2022	2021
GAAP consolidated net income	$18,838	$19,551
Stock-based compensation expense, net of tax(1)	21,995	12,160
Change in tax provision from stock-based compensation expense(2)	330	(53)
Amortization of intangible assets	7,705	6,646
Acquisition-related expenses	—	644
Non-GAAP consolidated net income	48,868	38,948
Net (income) loss attributable to redeemable noncontrolling interest	(5,945)	125
Non-GAAP net income attributable to common stockholders	$42,923	$39,073
Non-GAAP net income per share attributable to common stockholders:
Basic	$0.36	$0.34
Diluted	$0.36	$0.33
Shares used in Non-GAAP per share calculations
Basic	118,031	116,316
Diluted	118,031	117,249
(1) The stock-based compensation amounts reflected in the table above are tax effected at the U.S. federal statutory tax rate of 21%.
(2) This adjustment reflects the tax effect of differences between tax deductions related to stock compensation and the corresponding financial statement expense.

Unaudited Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit and GAAP Gross Profit Margin to Non-GAAP Gross Profit Margin

(in thousands, except percentages)

	Three Months Ended
	March 31,
	2022	2021
Revenue	$430,608	$171,368
Cost of revenue	248,733	24,058
Gross profit	181,875	147,310
Stock-based compensation expense included in Cost of revenue	136	92
Amortization of acquired intangible assets included in Cost of revenue	5,350	—
Non-GAAP gross profit	$187,361	$147,402

GAAP gross profit margin	42%	86%
Non-GAAP gross profit margin	44%	86%

Unaudited Reconciliation of GAAP Expense to Non-GAAP Expense

(in thousands)

	Three Months Ended March 31,
	2022					2021
	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense	GAAP expense	Stock-based compensation expense	Amortization of intangible assets	Acquisition-related expenses	Non-GAAP expense
Cost of revenue	$248,733	$(136)	$(5,350)	$—	$243,247	$24,058	$(92)	$—	$—	$23,966
S&M	87,581	(3,983)	—	—	83,598	68,174	(2,752)	—	—	65,422
P,T&D(1)	30,653	(6,368)	—	—	24,285	25,164	(5,772)	—	—	19,392
G&A	33,121	(17,355)	—	—	15,766	20,514	(6,777)	—	(644)	13,093
Depreciation & amortization	3,861	—	(2,355)	—	1,506	7,667	—	(6,646)	—	1,021
Operating expenses(2)	$155,216	$(27,706)	$(2,355)	$—	$125,155	$121,519	$(15,301)	$(6,646)	$(644)	98,928
Total expenses	$403,949	$(27,842)	$(7,705)	$—	$368,402	$145,577	$(15,393)	$(6,646)	$(644)	$122,894
(1) Product, Technology, & Development
(2) Operating expenses include S&M, P,T&D, G&A, and depreciation & amortization

Unaudited Reconciliation of GAAP Consolidated Net Income to Consolidated Adjusted EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
Consolidated net income	$18,838	$19,551
Depreciation and amortization	11,185	8,666
Stock-based compensation expense	27,842	15,393
Acquisition-related expenses	—	644
Other expense (income), net	119	(222)
Provision for income taxes	7,702	6,462
Consolidated Adjusted EBITDA	65,686	50,494
Adjusted EBITDA attributable to redeemable noncontrolling interest	(7,736)	68
Adjusted EBITDA	$57,950	$50,562

Unaudited Reconciliation of GAAP Net Cash and Cash Equivalents (Used in) Provided by Operating Activities to Non-GAAP Free Cash Flow

(in thousands)

	Three Months Ended
	March 31,
	2022	2021
GAAP net cash and cash equivalents provided by operating activities	$93,060	$43,862
Purchases of property and equipment	(1,230)	(1,227)
Capitalization of website development costs	(2,506)	(966)
Non-GAAP free cash flow	$89,324	$41,669

Non-GAAP Financial Measures and Other Business Metrics

To supplement our consolidated financial statements, which are prepared and presented in accordance with Generally Accepted Accounting Principles in the United States ("GAAP"), we provide investors with certain non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

The presentation of non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included above, and not to rely on any single financial measure to evaluate our business.

We define Consolidated Adjusted EBITDA as consolidated net income, adjusted to exclude: depreciation and amortization, stock-based compensation expense, acquisition-related expenses, other expense (income) net, and the provision for income taxes. We define Adjusted EBITDA as Consolidated Adjusted EBITDA adjusted to exclude Adjusted EBITDA attributable to redeemable noncontrolling interests, adjusted for all prior limitations to Consolidated Adjusted EBITDA as previously described. We have presented Consolidated Adjusted EBITDA and Adjusted EBITDA because they are key measures used by our management and board of directors to understand and evaluate our operating performance, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating each of Consolidated Adjusted EBITDA and Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.

We define Free Cash Flow as cash flow from operations, adjusted to include purchases of property and equipment and capitalization of website development costs. We have presented Free Cash Flow because it is a measure of our financial performance that represents the cash that we are able to generate after expenditures required to maintain or expand our asset base.

We also monitor operating measures of certain non-GAAP items including non-GAAP gross profit, non-GAAP gross margin, non-GAAP expense, non-GAAP operating income, non-GAAP operating margin, non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share. These non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of acquired intangible assets, acquisition-related expenses, and net (income) loss attributable to redeemable noncontrolling interests. Non-GAAP consolidated net income, non-GAAP net income attributable to common stockholders, and non-GAAP net income attributable to common stockholders per share also exclude the change in tax provision from stock-based compensation expense. Our calculations of non-GAAP net income attributable to common stockholders per share utilize applicable GAAP share counts as included in the accompanying financial statement tables included in this press release. We believe that these non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.

While a reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards, and the uncertainty relating to the timing, frequency and effect of acquisitions and the significance of the resulting acquisition-related expenses, or associated income or losses attributable to redeemable noncontrolling interests, we have provided a reconciliation of non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

We define a paying dealer as a dealer account with an active, paid marketplace subscription at the end of a defined period.

We define QARSD, which is measured at the end of a fiscal quarter, as the marketplace revenue primarily from subscriptions to our Listings packages and Real-time Performance Marketing digital advertising suite during that trailing quarter divided by the average number of paying dealers in that marketplace during the quarter. We calculate the average number of paying dealers for a period by adding the number of paying dealers at the end of such period and the end of the prior period and dividing by two.

For each of our websites, we define a monthly unique user as an individual who has visited any such website within a calendar month, based on data as measured by Google Analytics. We calculate average monthly unique users as the sum of the monthly unique users of each of our websites in a given period, divided by the number of months in that period. We count a unique user the first time a computer or mobile device with a unique device identifier accesses any of our websites during a calendar month. If an individual accesses a website using a different device within a given month, the first access by each such device is counted as a separate unique user. If an individual uses multiple browsers on a single device and/or clears their cookies and returns to our site within a calendar month, we count each such visit as a unique user.

We define monthly sessions as the number of distinct visits to our websites that take place each month within a given time frame, as measured and defined by Google Analytics. We calculate average monthly sessions as the sum of the monthly sessions in a given period, divided by the number of months in that period. A session is defined as beginning with the first page view from a computer or mobile device and ending at the earliest of when a user closes their browser window, after 30 minutes of inactivity, or each night at midnight (i) Eastern Time for our United States and Canada websites, other than the Autolist website, (ii) Pacific Time for the Autolist website, and (iii) Greenwich Mean Time for our U.K. websites. A session can be made up of multiple page views and visitor actions, such as performing a search, visiting vehicle detail pages, and connecting with a dealer.

We define leads as user inquiries via our marketplace to dealers by phone calls, email, or managed text and chat.

Investor Contact:

Kirndeep Singh

Vice President, Investor Relations

investors@cargurus.com